Exhibit 8.2

Navigator Holdings Ltd.

c/o NGT Services (UK) Ltd.

10 Bressenden Place

London, SW1E 5DH, United Kingdom

Our reference: 23846.50047/80835889v2

June 28, 2023

Navigator Holdings Ltd. – Exhibit 8.2 Opinion

Dear Sirs:

We have acted as special counsel as to matters of the law of the Republic of the Marshall Islands (“Marshall Islands Law”) for Navigator Holdings Ltd., a Marshall Islands corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Rules”), of a registration statement on Form F-3 (the “Registration Statement”) for the registration of the possible resale from time to time of common shares of the Company.

As such counsel, we have examined originals or copies (certified or otherwise identified to our satisfaction) of all such documents, including (i) the Registration Statement and the prospectus contained therein (the “Prospectus”), (ii) the articles of incorporation and bylaws of the Company, and (iii) such other corporate records, certificates, agreements, documents or other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary.

In such examination, we have assumed: (a) the legal capacity of each natural person, (b) the genuineness of all signatures (including electronic signatures) and the authenticity of all documents submitted to us as originals, (c) the conformity to original documents of all documents submitted to us as conformed or photostatic copies, (d) that the documents reviewed by us in connection with the rendering of the opinion set forth herein are true, correct, and complete, and (e) the truthfulness of each statement as to all factual matters contained in any document or certificate encompassed within the due diligence review undertaken by us.

This opinion letter is limited to Marshall Islands Law. We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein.

Based on the facts as set forth in the Registration Statement and the Prospectus, and having regard to legal considerations which we deem relevant, and subject to the qualifications, limitations and assumptions set forth herein, we hereby confirm that we have reviewed the discussion set forth in the Prospectus under the caption “Non-United States Tax Considerations—Republic of the Marshall Islands Tax Consequences” and we confirm that the statements in such discussion, to the extent they constitute legal conclusions, unless otherwise noted, are the opinion of Watson Farley & Williams LLP with respect to Marshall Islands tax consequences as of the date of the Prospectus (except for the representations and statements of fact of the Company included under such caption, as to which we express no opinion).

We consent to the filing of this opinion as an exhibit to the Registration Statement, the discussion of this opinion in the Registration Statement, and to the references to our firm in the Registration Statement and the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act.

Very truly yours,

/s/ Watson Farley & Williams LLP